P16000056660

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

300287088623

06/30/16--01002--006 **78.75

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
16 JUN 30 AM 8:00

COVER LETTER

Department of State
New Filing Section
Division of Corporations
P. O. Box 6327
Tallahassee, FL 32314

SUBJECT: SINORAMA CORPORATION
(PROPOSED CORPORATE NAME – MUST INCLUDE SUFFIX)

Enclosed are an original and one (1) copy of the articles of incorporation and a check for:

☐ $70.00 Filing Fee	☐ $78.75 Filing Fee & Certificate of Status	■ $78.75 Filing Fee & Certified Copy	☐ $87.50 Filing Fee, Certified Copy & Certificate of Status

ADDITIONAL COPY REQUIRED

FROM: WILLIAM O'NEAL
Name (Printed or typed)

500 N. FRANCISCO STREET #121
Address

CLEWISTON, FL 33440
City, State & Zip

717-363-8501
Daytime Telephone number

wdoneal@outlook.com
E-mail address: (to be used for future annual report notification)

FILED
16 JUN 30 AM 8:01

NOTE: Please provide the original and one copy of the articles.

ARTICLES OF INCORPORATION
OF
SINORAMA CORPORATION

The undersigned Incorporator hereby subscribes to and adopts these Articles of Incorporation for the purpose of organizing a business corporation for profit under the Florida Business Corporation Act, Florida Statutes Chapter 607.

ARTICLE I
CORPORATE NAME

The name of this Corporation shall be:

SINORAMA CORPORATION

ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and the mailing address of this Corporation is:

La Plaza Swatow, Office 518
P.O. Box 008, 998 Blvd. Saint-Laurent
Montreal, QC H2Z 9Y9

FILED
SECRETARY OF STATE
16 JUN 30 AM 8:01

ARTICLE III
NATURE OF CORPORATE BUSINESS

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV
CAPITAL STOCK

The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time shall be one hundred million (100,000,000) shares of common stock having a par value of $0.001 per share.

ARTICLE V
TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VI
INITIAL REGISTERED OFFICE AND AGENT

The address of the initial Registered Office of this Corporation is 500 N. Francisco Street. Unit 121, Clewiston, FL 33440. The name of the initial Registered Agent of this Corporation at that address is William D. O'Neal.

ARTICLE VII
BOARD OF DIRECTORS

The business of this Corporation shall be managed by its Board of Directors. The initial Board of Directors shall consist of three (3) members. The names and addresses of the members of the first Board of Directors are:

Qian Hong
3675 Av Des Cerisiers
Brossard, QC J4Z 3S8

Jing Wenjia
3675 Av Des Cerisiers
Brossard, QC J4Z 3S8

Zhao Hongxi
10 Avenue Vatier
94230 Cachan, France

The members of the First Board of Directors shall hold office until their respective successors are elected and qualified in accordance with or as otherwise provided by the Bylaws of this Corporation. The number of Directors of this Corporation set forth in these Articles of Incorporation shall be the authorized number of Directors until that number is changed by or in accordance with the Bylaws of this Corporation.

ARTICLE VIII
INCORPORATOR

The name and street address of the person signing these Articles of Incorporation as the Incorporator is:

William D. O'Neal
500 N. Francisco Street, Unit 121
Clewiston, FL 33440

IN WITNESS WHEREOF, I, the undersigned, being the Incorporator hereinbefore named, for the purpose of forming a corporation for profit to do business under the laws of Florida, have executed these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, on this 27th day of June, 2016.

William D. O'Neal, Incorporator

FILED
SEC... OF STATE
...IDA
16 JUN 30 AM 8:01

SINORAMA CORPORATION
CERTIFICATE OF DESIGNATION OF
<u>REGISTERED AGENT AND REGISTERED OFFICE</u>

Pursuant to the provisions of Section 607.0501 of the Florida Statutes, the undersigned Corporation, organized under the laws of the State of Florida, submits the following statement in designating the Registered Office and Registered Agent of the Corporation in the State of Florida:

1. The name of the Corporation is: SINORAMA CORPORATION

2. The name and address of the Registered Agent and Registered Office of the Corporation is:

William D. O'Neal
500 N. Francisco Street, Unit 121
Clewiston, FL 33440

SINORAMA CORPORATION

By: ______________________
William D. O'Neal, Incorporator

William D. O'Neal, having been named the Registered Agent of the above stated Corporation, at the place designated in this certificate, hereby accepts the appointment as Registered Agent, agrees to act in this capacity and is familiar with and accepts the obligations of the position of Registered Agent under Florida Statutes Section 607.0505.

Dated: June 27, 2016

By______________________
William D. O'Neal

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
16 JUN 30 AM 8:01